As filed with the Securities and Exchange Commission on February 10, 2005.

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MAXIMUS, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	54-1000588 (I.R.S. Employer Identification Number)

11419 Sunset Hills Road, Reston, Virginia  20190

 (Address of Principal Executive Offices)  (Zip Code)

__________________

MAXIMUS, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

David R. Francis, Esq.

General Counsel and Secretary

MAXIMUS, Inc.

11419 Sunset Hills Road

Reston, Virginia  20190

(Name and address of agent for service)

(703) 251-8500

(Telephone number, including area code, of agent for service)

___________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value	500,000	$31.73	$15,865,000	$1,868

(1)

The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.

(2)

Pursuant to Rule 457(h), the registration fee is based on the average of the high ($32.00) and low ($31.46) prices reported on the New York Stock Exchange on February 8, 2005.

EXPLANATORY NOTE

MAXIMUS, Inc. (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8, Registration No. 333-41867, on December 10, 1997 (the “Original Registration Statement”), registering 500,000 shares of its common stock, no par value (“Common Stock”), pursuant to the MAXIMUS, Inc. 1997 Employee Stock Purchase Plan (the “Plan”).  The Registrant’s Board of Directors adopted, and on March 18, 2004 the Registrant’s shareholders approved, an amendment to the Plan (the “Amendment”) that reflected an increase in the number of shares of Common Stock currently reserved for issuance under the Plan from 500,000 to 1,000,000 (an increase of 500,000). This Registration Statement on Form S-8 is being filed with respect to the registration of the additional 500,000 shares of Common Stock authorized by the Amendment.

In accordance with Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), Items 4, 6, 7 and 9 of Part II of the Original Registration Statement are hereby incorporated by reference into this Registration Statement. This Registration Statement on Form S-8 is being filed pursuant to Rule 462(b) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated herein by reference and made a part hereof:

(1)

the Registrant’s Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended September 30, 2004, File No. 1-12997;

(2)

the portions of the Registrant’s definitive Proxy Statement for the Annual Meeting of Shareholders to be held on March 22, 2005 that have been incorporated by reference into the Form 10-K;

(3)

the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2004, File No. 1-12997; and

(4)

the description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A, filed May 15, 1997.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.

Interests of Named Experts and Counsel

Williams Mullen, counsel to the Registrant, has rendered its opinion that the Common Stock, when issued pursuant to the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable.

II-1

Item 8.

Exhibits

The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

4.1

Amended and Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed August 14, 2000, File No. 1-12997.

4.2

Amended and Restated By-laws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, filed August 14, 1997, File No. 1-12997.

4.3

MAXIMUS, Inc. 1997 Employee Stock Purchase Plan, amended and restated as of December 10, 2003.*

5.1

Opinion of Williams Mullen.*

23.1

Consent of Williams Mullen (included in Exhibit 5.1).

23.2

Consent of Ernst & Young LLP.*

24

Powers of Attorney (included on Signature Page).*

____________

*Filed herewith

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax County, Commonwealth of Virginia, on this 10th day of February, 2005.

MAXIMUS, INC.

By:

/s/ Lynn P. Davenport

Lynn P. Davenport

Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby appoints David R. Francis and Richard A. Montoni, each of whom may act individually, as attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this Registration Statement, with any schedules or exhibits thereto, and any and all supplements or other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Lynn P. Davenport Lynn P. Davenport	Chief Executive Officer and Director (Principal Executive Officer)	February 10, 2005
/s/ Richard A. Montoni Richard A. Montoni	Chief Financial Officer (Principal Financial and Accounting Officer)	February 10, 2005
/s/ Peter B. Pond Peter B. Pond	Chairman of the Board of Directors	February 10, 2005
Russell A. Beliveau	Director	February __, 2005
John J. Haley	Director	February __, 2005
/s/ Paul R. Lederer Paul R. Lederer	Director	February 10, 2005
/s/ Raymond B. Ruddy Raymond B. Ruddy	Director	February 10, 2005
/s/ Marilyn R. Seymann Marilyn R. Seymann	Director	February 10, 2005
/s/ James R. Thompson, Jr. James R. Thompson, Jr.	Director	February 10, 2005
/s/ Wellington E. Webb Wellington E. Webb	Director	February 10, 2005

EXHIBIT INDEX

TO

FORM S-8 REGISTRATION STATEMENT

______________________

Exhibit

Number

Description of Exhibit

4.1

Amended and Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed August 14, 2000, File No. 1-12997.

4.2

Amended and Restated By-laws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, filed August 14, 1997, File No. 1-12997.

4.3

MAXIMUS, Inc. 1997 Employee Stock Purchase Plan, amended and restated as of December 10, 2003.*

5.1

Opinion of Williams Mullen.*

23.1

Consent of Williams Mullen (included in Exhibit 5.1).

23.2

Consent of Ernst & Young LLP.*

24

Powers of Attorney (included on Signature Page).*

____________

*Filed herewith